Exhibit 10.13

AMENDMENT
OF
EMPLOYMENT AGREEMENT

WHEREAS, OTELCO TELEPHONE LLC (the “Company”) has previously entered into an Amended and Restated Employment Agreement (the “Agreement”) with Michael D. Weaver (the “Executive”) dated as of March 11, 2009, setting forth the terms and conditions of Executive’s employment with the Company; and

WHEREAS, the Company and Executive desire to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement is hereby amended as follows:

Base Salary. Effective January 1, 2010, Section 3(c)(i) of the Agreement is hereby amended and restated in its entirety as follows:

(i)           Base Salary. During the Employment Period, the Executive shall receive an annual base salary of $333,000, subject to increase by the Board of Directors of Otelco (the “Board”), which Annual Base Salary shall be further subject to annual increase by an amount equal to reflect the increase in the cost of living, if any, between the date of the immediately preceding increase and the date of each such adjustment, based upon the Consumer Price Index for Urban Consumers, or, if that index is discontinued, a similar index prepared by a department or agency of the United States government (as so increased and adjusted, the “Annual Base Salary”). The Annual Base Salary shall be paid in accordance with the customary payroll practices of the Company, subject to withholding any other payroll taxes.

SAVINGS CLAUSE. Save and except as herein expressly amended, the Agreement shall continue in full force and effect.

March 5, 2010                                                                                                     OTELCO TELEPHONE LLC

/s/ Curtis L. Garner, Jr.
                       By Curtis L. Garner, Jr.
                       Its Chief Financial Officer

                       Michael D. Weaver

                       /s/ Michael D. Weaver